UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 19, 2017

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification No.)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2017, the Board of Directors (the “Board”) of AZZ Inc., a Texas corporation (the “Company”), adopted certain amendments to the Company’s Bylaws. The Company’s Bylaws were amended and restated as follows: (i) to permit management to consider repurchased shares of the Company as cancelled or as treasury shares or to otherwise dispose of them, upon such terms as management in its discretion may determine is in the best interests of the Company; (ii) to describe director compensation to be consistent with current practices; (iii) to permit “other electronic transmission” as an additional method for providing meeting notice to shareholders of the Company and to the Board; and (iv) to add “video conferencing” as an additional means to hold or participate in Board and Board committee meetings.
The above description of the amended and restated Bylaws is qualified in its entirety by the actual text of the amended and restated Bylaws, which is set forth in Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 – Other Events.

On January 20, 2017, the Company issued a press release announcing the Board’s approval of a fiscal year 2017 third quarter cash dividend payment of $0.17 per share to shareholders of record as of February 6, 2017, which will be payable on February 20, 2017. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
3.2	AZZ Inc.’s Amended and Restated Bylaws as of January 19, 2017.

99.1	Press Release issued by AZZ Inc. on January 20, 2017 announcing the approval of a fiscal year 2017 third quarter cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: January 23, 2017	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	AZZ Inc.’s Amended and Restated Bylaws as of January 19, 2017.

99.1	Press Release issued by AZZ Inc. on January 20, 2017 announcing the approval of a fiscal year 2017 third quarter cash dividend.